Exhibit 10.3

EXECUTION COPY

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement, dated as of August 8, 2007 (this “Agreement”), is entered into by and between GRAMERCY REAL ESTATE CDO 2007-1, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (together with successors and assigns permitted hereunder, the “Issuer”), and GKK MANAGER LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the “Collateral Manager”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture, dated as of August 8, 2007 (the “Indenture”), by and among the Issuer, Gramercy Real Estate CDO 2007-1 LLC, as co-issuer (the “Co-Issuer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, and GKK Liquidity LLC, as advancing agent.

WHEREAS, the Issuer desires to engage the Collateral Manager to provide the services described herein and the Collateral Manager desires to provide such services;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.             Management Services.  The Collateral Manager is hereby appointed as the Issuer’s exclusive agent to provide the Issuer with certain services in relation to the Assets specified herein and in the Indenture.  Accordingly, the Collateral Manager accepts such appointment and shall provide the Issuer with the following services (in accordance with all applicable requirements of the Indenture, the CDO Servicing Agreement and this Agreement, including, without limitation, the Collateral Manager Servicing Standard, as applicable, and without regard to any conflicts of interest):

(a)           determining specific Collateral Debt Securities to be purchased or Collateral Debt Securities to be sold and the timing of such purchases and sales, in each case, as permitted by the Indenture;

(b)           determining specific Eligible Investments to be purchased or sold and the timing of such purchases and sales, in each case, as permitted by the Indenture;

(c)           effecting or directing the purchase of Collateral Debt Securities and Eligible Investments, effecting or directing the sale of Collateral Debt Securities and Eligible Investments, and directing the investment or reinvestment of proceeds therefrom, in each case as permitted by the Indenture;

(d)           negotiating with the issuers of Collateral Debt Securities as to proposed modifications or waivers of the documentation governing such Collateral Debt Securities as permitted under the Indenture;

(e)           subject to the applicable provisions of the Asset Servicing Agreement, taking action, or advising the Trustee with respect to actions to be taken, with respect to the Issuer’s exercise of any rights (including, without limitation, voting rights, tender rights and rights arising in connection with the bankruptcy or insolvency of an issuer or the consensual or non-judicial restructuring of the debt or equity of an issuer) or remedies in connection with the Collateral Debt Securities and Eligible Investments, as provided in the related Underlying Instruments, including in connection with an Offer or a default, and participating in the committees or other groups formed by creditors of an issuer, or taking any other action with respect to Collateral Debt Securities and Eligible Investments which the Collateral Manager determines in the reasonable exercise of the Collateral Manager’s business judgment is in the best interests of the Noteholders in accordance with, and as permitted by, the terms of the Indenture, any servicing agreement and this Agreement;

(f)            consulting with the Rating Agencies at such times as may be reasonably requested by the Rating Agencies and providing the Rating Agencies with any information reasonably requested in connection with the Rating Agencies’ maintenance of their ratings of the Notes and their assigning credit indicators to prospective Collateral Debt Securities, if applicable;

(g)           determining whether specific Collateral Debt Securities are Credit Risk Securities, Defaulted Securities, Written Down Securities or Spread Appreciated Securities and determining whether such Collateral Debt Securities, and any other Collateral Debt Securities that are permitted or required to be sold pursuant to the Indenture, should be sold, and directing the Trustee to effect a disposition of any such Collateral Debt Securities, subject to, and in accordance with the terms and conditions of the Indenture;

(h)           (i) monitoring the Assets on an ongoing basis and (ii) providing or causing to be provided to the Issuer and/or the other applicable parties specified in the Indenture all reports, schedules and certificates which relate to the Assets and which the Issuer is required to prepare and deliver under the Indenture, which are not prepared and delivered by the Trustee, on behalf of the Issuer, under the Indenture, in the form and containing all information required thereby (including, in the case of the Monthly Reports and the Notes Valuation Reports, providing the information to the Trustee as specified in Sections 10.9(c) and 10.9(e) of the Indenture in sufficient time for the Trustee to prepare the Monthly Report and the Notes Valuation Report) and, if applicable, in sufficient time for the Issuer to review such required reports and schedules and to deliver them to the parties entitled thereto under the Indenture;

(i)            managing the Issuer’s Collateral Debt Securities and Eligible Investments in accordance with the Indenture, including the limitations relating to the Eligibility Criteria, the Coverage Tests, the Collateral Quality Tests, the Replenishment Criteria and the other requirements of the Indenture and this Agreement, and, subject to the Asset Servicing Agreement, taking any action that the Collateral Manager deems appropriate and consistent with the Indenture, the Collateral Manager Servicing Standard and the standard of care set forth herein with respect to any portion of the Assets that does not constitute Collateral Debt Securities or Eligible Investments as required or permitted by the Indenture;

(j)            monitoring all Hedge Agreements and determining whether and when the Issuer should exercise any rights available under any Hedge Agreement, and causing the Issuer to enter into additional or replacement Hedge Agreements or terminating (in part or in whole) existing Hedge Agreements, in each case, in accordance with the Indenture and the terms of such Hedge Agreements;

(k)           providing notification promptly, in writing, to the Trustee and the Issuer upon receiving actual notice that a Collateral Debt Security is subject to an Offer or has become a Defaulted Security, a Written Down Security or a Credit Risk Security;

(l)            providing notification promptly, in writing, to the Trustee and the Issuer upon becoming actually aware of a Default or an Event of Default under the Indenture;

(m)          determining (subject to the Indenture) whether, in light of the composition of Collateral Debt Securities, general market conditions and other factors considered pertinent by the Collateral Manager, investments of Replenishment Proceeds in additional Collateral Debt Securities in the foreseeable future would, at any time during the Replenishment Period, either be impractical or not beneficial to the Issuer and the Holders of the Preferred Shares;

(n)           if the Collateral Manager elects to amortize the Notes pursuant to and in accordance with Section 9.7 of the Indenture, providing notification, in writing, to the Trustee, the Issuer, the Co-Issuer, the Class A-2 Note Insurer and each Hedge Counterparty of (A) such election and (B) the amount of such proceeds that will be used to so amortize the Notes;

(o)           taking reasonable action on behalf of the Issuer to effect any Optional Redemption, any Tax Redemption, any Auction Call Redemption or any Clean-up Call in accordance with the Indenture;

(p)           on the Stated Maturity of the Notes, or in connection with any Optional Redemption, any Tax Redemption, any Auction Call Redemption or any Clean-up Call, liquidating any remaining Hedge Agreements in accordance with the terms thereof and the Indenture;

(q)           monitoring the ratings of the Collateral Debt Securities and the Issuer’s compliance with the covenants by the Issuer in the Indenture;

(r)            assisting the Issuer in (i) taking any action in order to effect and/or maintain the listing of any of the Notes on the Irish Stock Exchange, (ii) obtaining any waiver from the Irish Stock Exchange or (iii) providing other information related to the Issuer that is reasonably available to the Collateral Manager, in each case, when specifically requested by the Irish Stock Exchange;

(s)           complying with such other duties and responsibilities as may be specifically required of the Collateral Manager by the Indenture or this Agreement;

(t)            complying in all material respects with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Issuer;

(u)           in order to render the Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of such Securities remain outstanding, making available, upon request, to any Holder or prospective purchaser of such Securities, additional information regarding the Issuer and the Assets if such information is reasonably available to the Collateral Manager and constitutes Rule 144A Information required to be furnished by the Issuer pursuant to Section 7.13 of the Indenture, unless the Issuer furnishes information to the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13 or Section 15(d) of the Exchange Act;

(v)           upon reasonable request, assisting the Trustee or the Issuer with respect to such actions to be taken after the Closing Date, as is necessary to maintain the clearing and transfer of the Notes through DTC and Euroclear;

(w)          in accordance with the Collateral Manager Servicing Standard, enforcing the rights of the Issuer as holder of the Collateral Debt Securities, including, without limitation, taking such action as is necessary to enforce the Issuer’s rights with respect to remedies related to breaches of representations, warranties or covenants in the Underlying Instruments for the benefit of the Issuer;

(x)            determining (for purposes of the Collateral Quality Tests) whether Underlying Mortgaged Properties located in the State of California are located in the “southern region” or the “northern region” of the State of California;

(y)           designating Eligible Investments for sale at auction in connection with an Auction Call Redemption; and

(z)            electing the applicable scenario to use in connection with the Moody’s Test Matrix, the S&P Test Matrix and the Fitch Test Matrix.

In furtherance of the foregoing, the Issuer hereby appoints the Collateral Manager the Issuer’s true and lawful agent and attorney-in-fact, with full power of substitution and full authority in the Issuer’s name, place and stead and without any necessary further approval of the Issuer, in connection with the performance of the Collateral Manager’s duties provided for in this Agreement, including the following powers:  (i) in accordance with the terms and conditions of the Indenture and this Agreement, to buy, sell, exchange, convert and otherwise trade Collateral Debt Securities and Eligible Investments and (ii) to execute (under hand, under seal or as a deed) and deliver all necessary and appropriate documents and instruments on behalf of the Issuer to the extent necessary or appropriate to perform the services referred to in (a) through (y) above of this Section 1 and under the Indenture.  The foregoing power of attorney is a continuing power, coupled with an interest, and shall remain in full force and effect until revoked by the Issuer in writing by virtue of the termination of this Agreement pursuant to Section 12 hereof or an assignment of this Agreement pursuant to Section 17 hereof; provided that any such revocation shall not affect any transaction initiated prior to such revocation.  Nevertheless, if so requested by the Collateral Manager, a purchaser of a Collateral Debt Security or Eligible Investment or a Hedge Counterparty, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager, such purchaser or such Hedge Counterparty all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

The Collateral Manager does not hereby guarantee that sufficient funds will be available on each Payment Date to satisfy any such payment obligations.  The Collateral Manager shall perform its obligations hereunder and under the Indenture with reasonable care and in good faith, using a degree of skill and attention no less than that which it (a) exercises with respect to comparable assets that it manages for itself and (b) exercises with respect to comparable assets that it manages for others, and in a manner consistent with the practices and procedures then in effect followed by reasonable and prudent institutional managers of national standing relating to assets of the nature and character of the Assets, except as expressly provided in this Agreement or in the Indenture.  In addition, the Collateral Manager shall use commercially reasonable efforts to ensure that directions to the Trustee with respect to the purchase of Eligible Investments are made by the Collateral Manager only if, in the Collateral Manager’s commercially reasonable judgment at the time of such direction, payment at settlement in respect of any such purchase could be made without any breach or violation of, or default under, the terms of the Indenture or this Agreement.  The Collateral Manager shall comply with and perform all the duties and functions that have been specifically delegated to the Collateral Manager under the Indenture.  The Collateral Manager shall be bound to follow any amendment, supplement or modification to the Indenture of which it has received written notice at least ten (10) Business Days prior to the execution and delivery thereof by the parties thereto; provided, however, that, with respect to any amendment, supplement, modification or waiver to the Indenture which may affect the Collateral Manager, the Collateral Manager shall not be bound thereby (and the Issuer agrees that it shall not permit any such amendment, supplement, modification or waiver to become effective) unless the Collateral Manager has been given prior written notice thereof and gives its written consent thereto (which consent shall not be unreasonably withheld) to the Trustee and the Issuer prior to the effectiveness thereof.

The Collateral Manager shall take all actions reasonably requested by the Trustee to facilitate the perfection of the Trustee’s security interest in the Assets pursuant to the Indenture.

Notwithstanding anything contained herein to the contrary, (i) any cash advance the Collateral Manager makes with respect to cure payments and actions taken in connection therewith and (ii) any voting, consent, consultation or control rights exercised by the Collateral Manager with respect to a Collateral Debt Security that is a B Note, Participation or junior interest in a Mezzanine Loan, in each case, shall be subject to the applicable provisions of the Asset Servicing Agreement.

2.             Delegation of Duties.  The Collateral Manager may delegate to third parties (including its Affiliates), which it shall select with reasonable care, and employ third parties to execute any or all of the duties assigned to the Collateral Manager hereunder; provided, however, that (i) the Collateral Manager shall not be relieved of any of its duties or obligations hereunder as a result of such delegation to or employment of third parties, (ii) the Collateral Manager shall be solely responsible for the fees and expenses payable to any such third party, except as set forth in Section 6 hereof and (iii) such delegation does not constitute an “assignment” under the Advisers Act.

3.             Purchase and Sale Transactions; Brokerage.

(a)           The Collateral Manager shall seek to obtain the best overall terms for all orders placed with respect to the Assets, considering all reasonable circumstances, including, if applicable, the conditions or terms of early redemption of the Securities, it being understood that the Collateral Manager has no obligation to obtain the lowest prices available.  Subject to the foregoing objective, the Collateral Manager may take into consideration all factors the Collateral Manager reasonably determines to be relevant, including, without limitation, timing, general relevant trends and research and other brokerage services and support equipment and services related thereto furnished to the Collateral Manager or its Affiliates by brokers and dealers in compliance with Section 28(e) of the Exchange Act or, if Section 28(e) of the Exchange Act is not applicable, in accordance with the provisions set forth herein.  Such services may be used in connection with the other advisory activities or investment operations of the Collateral Manager and/or its Affiliates.  In addition, the Collateral Manager may take into account available prices, rates of brokerage commissions and size and difficulty of the order, in addition to other relevant factors (such as, without limitation, execution capabilities, reliability (based on total trading rather than individual trading), integrity, financial condition in general, execution and operational capabilities of competing brokers and/or dealers, and the value of the ongoing relationship with such brokers and/or dealers), without having to demonstrate that such factors are of a direct benefit to the Issuer in any specific transaction.  The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer is subjective and represents the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions and beneficial timing of transactions or a combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in good faith, and in accordance with the Collateral Manager Servicing Standard and in accordance with the standard of care set forth in Section 1 hereof, and without gross negligence, willful misconduct or reckless disregard of the obligations of the Issuer hereunder or under the terms of the Indenture.

The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager if, in the Collateral Manager’s sole judgment, exercised in good faith, such aggregation will not have an adverse effect on the Issuer.  When any such aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in a manner fair and equitable to all such accounts and generally to seek to allocate securities available for investment to all such accounts pro rata in proportion to the optimum amount sought by the Collateral Manager for each respective account.  In connection with the foregoing, the objective of the Collateral Manager shall be to allocate investment opportunities and the purchases or sales of instruments in a manner believed by the Collateral Manager, in good faith, taking into account the Collateral Manager’s Servicing Standard and in accordance with the standard of care set forth in Section 1 hereof, to be fair and equitable.

In connection with any purchase of a portfolio of assets other than securities, the objective of the Collateral Manager shall be to allocate such assets (and the aggregate purchase price paid for such assets) among the Collateral Manager’s clients (including the Issuer) in a manner believed by the Collateral Manager to be fair and equitable.  The Issuer acknowledges and agrees that the Collateral Manager shall be fully protected with respect to any such allocation to the extent the Collateral Manager acts in good faith, taking into account the Collateral Manager’s Servicing Standard and in accordance with the standard of care set forth in Section 1 hereof, and without gross negligence, willful misconduct or reckless disregard of the obligations of the Issuer hereunder or under the terms of the Indenture.

All purchases and sales of Eligible Investments and Collateral Debt Securities by the Collateral Manager on behalf of the Issuer shall be conducted in compliance with all applicable laws (including, without limitation, Section 206(3) of the Advisers Act) and the terms of the Indenture.  After (and excluding) the Closing Date, the Collateral Manager shall cause any purchase or sale of any Collateral Debt Security or Eligible Investment to be conducted on an arm’s-length basis or, if applicable, in compliance with Section 3(b) hereof.  The parties hereto acknowledge and agree that all purchases (including, without limitation, purchases from Affiliates of the Collateral Manager) of Eligible Investments and Collateral Debt Securities by the Collateral Manager on behalf of the Issuer on the Closing Date (including, without limitation, all such purchases from Affiliates of the Collateral Manager) in a manner contemplated by the final Offering Memorandum, dated August 6, 2007 (the “Offering Memorandum”), related to the Classes of Notes offered thereby (or any supplement thereto) are hereby approved.

(b)           The Collateral Manager, subject to and in accordance with the terms and conditions of the Indenture, may effect direct trades between the Issuer and the Collateral Manager or any of its Affiliates acting as principal or agent (any such transaction, a “Related Party Trade”); provided, however, that a Related Party Trade after (and excluding) the Closing Date, other than Permitted Cash Purchases, sales of property or securities in accordance with the Origination Agreement and sales of Assets pursuant to an auction in connection with an Auction Call Redemption or in connection with a redemption of the Notes pursuant to Article 9 of the Indenture, may be effected only (i) upon disclosure to and with the prior consent of an advisory committee containing at least one member independent from the Collateral Manager (whose affirmative vote shall be required to grant such consent) acting as a surrogate for, and in the best interest of, the holders of the Securities that has been appointed from time to time as needed by the Issuer or by the Collateral Manager following the resignation of any member (the “Advisory Committee”) and based on the Advisory Committee’s determination that such transaction is on terms substantially as favorable to the Issuer as would be the case if a such transaction were effected with Persons not so affiliated with the Collateral Manager or any of its Affiliates, (ii) subject to a requirement that the purchase price in respect of any Collateral Debt Security acquired by the Issuer from a Seller pursuant to such a direct trade may not exceed the Principal Balance thereof, plus accrued and unpaid interest thereon (or, in the case of a Preferred Equity Security, all accrued and unpaid dividends or other distributions not attributable to the return of capital by its governing documents) and (iii) if such purchase or sale, as the case may be, is in accordance with the terms of the Indenture.  The Advisory Committee, if any, shall be formed subject to the Advisory Committee Guidelines attached hereto as Exhibit A (the “Advisory Committee Guidelines”).  The Issuer consents and agrees that, if any transaction relating to the Issuer, including any transaction effected between the Issuer and the Collateral Manager or its Affiliates, shall be subject to the disclosure and consent requirements of Section 206(3) of the Advisers Act, such requirements shall be satisfied with respect to the Issuer and all Holders of the Securities if disclosure shall be given to, and consent obtained from, the Advisory Committee.  For avoidance of doubt, it is hereby understood and agreed by the parties hereto that no disclosure to, or consent of, the Advisory Committee shall be required with respect to Permitted Cash Purchases, sales of property or securities in accordance with the Origination Agreement and sales of Assets pursuant to an auction in connection with an Auction Call Redemption or in connection with a redemption of the Notes pursuant to Article 9 of the Indenture.  Notwithstanding the foregoing, to the extent such provisions are determined not to satisfy the requirements of the Advisers Act, the Collateral Manager shall take such actions in connection with any Related Party Trade as will satisfy the requirements of Section 206(3) of the Advisers Act.

4.             Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Collateral Manager that:

(a)           the Issuer (i) has been duly incorporated and registered as an exempted company and is validly existing under the laws of the Cayman Islands, (ii) has full power and authority to own the Issuer’s assets and the securities proposed to be owned by the Issuer and included among the Assets and to transact the business for which the Issuer was incorporated and (iii) is duly qualified under the laws of each jurisdiction where the Issuer’s ownership or lease of property or the conduct of the Issuer’s business requires or the performance of the Issuer’s obligations under this Agreement and the Indenture would require such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the ability of the Issuer to perform its obligations under, or on the validity or enforceability of, this Agreement and the Indenture; the Issuer has full power and authority to execute, deliver and perform the Issuer’s obligations hereunder and thereunder; this Agreement and the Indenture have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding agreements enforceable against the Issuer in accordance with their terms except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)           no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Issuer of its duties hereunder or under the Indenture, except those that may be required under state securities or “blue sky” laws or the applicable laws of any jurisdiction outside of the United States, and such as have been duly made or obtained;

(c)           neither the execution, delivery and performance of this Agreement or the Indenture nor the performance by the Issuer of its duties hereunder or under the Indenture (i) conflicts with or will violate or result in a default under the Issuer’s Governing Documents or any material contract or agreement to which the Issuer is a party or by which it or its assets may be bound, or any law, decree, order, rule, or regulation applicable to the Issuer of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Issuer or its properties, or (other than as contemplated or permitted by the Indenture) will result in a lien on any of the property of the Issuer and (ii) would have a material adverse effect upon the ability of the Issuer to perform its duties under this Agreement or the Indenture;

(d)           the Issuer and its Affiliates are not in violation of any federal, state or Cayman Islands laws or regulations, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Issuer, threatened that, in any case, would have a material adverse effect upon the ability of the Issuer to perform its duties under this Agreement or the Indenture;

(e)           the Issuer is not an “investment company” under the Investment Company Act; and

(f)            the assets of the Issuer do not and will not at any time constitute the assets of any plan subject to the fiduciary responsibility provisions of ERISA or of any plan within the meaning of Section 4975(e)(1) of the Code.

5.             Representations and Warranties of the Collateral Manager.  The Collateral Manager represents and warrants to the Issuer that:

(a)           the Collateral Manager (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own the Collateral Manager’s assets and to transact the business in which it is currently engaged and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Collateral Manager’s ownership or lease of property or the conduct of the Collateral Manager’s business requires, or the performance of this Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager; the Collateral Manager has full power and authority to execute, deliver and perform this Agreement and the Collateral Manager’s obligations hereunder and the provisions of the Indenture applicable to the Collateral Manager; this Agreement has been duly authorized, executed and delivered by the Collateral Manager and constitutes a legal, valid and binding agreement of the Collateral Manager, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)           neither the Collateral Manager nor any of its Affiliates is in violation of any federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of the Collateral Manager to perform its duties under this Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Collateral Manager, threatened which could reasonably be expected to have a material adverse effect upon the ability of the Collateral Manager to perform its duties under this Agreement or the Indenture;

(c)           neither the execution and delivery of this Agreement nor the performance by the Collateral Manager of its duties hereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under:  (i) the limited liability company agreement of the Collateral Manager, (ii) the terms of any indenture, contract, operating agreement, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or by which the Collateral Manager is bound, (iii) any law, decree, order, rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Collateral Manager or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or the ability of the Collateral Manager to perform its obligations under this Agreement or the Indenture;

(d)           no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Collateral Manager of its duties hereunder and under the Indenture, except such as have been duly made or obtained;

(e)           the Sections entitled “Summary—The Collateral Manager” and “The Collateral Manager” in the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(f)            the Collateral Manager is not required to register as an investment adviser under the Advisers Act.

6.             Expenses.  Both parties hereto acknowledge and agree that a portion of the gross proceeds received from the issuance and sale of the Securities will be used to pay certain organizational and structuring fees and expenses of the Co-Issuers, including the legal fees and expenses of counsel to the Collateral Manager.  The Collateral Manager shall pay all expenses and costs incurred by it in the course of performing its obligations under this Agreement; provided, however, that the Collateral Manager shall not be liable for, and (subject to the Priority of Payments set forth in the Indenture and to the extent funds are available therefor) the Issuer shall be responsible for the payment of, reasonable expenses and costs (including, without limitation, reasonable travel expenses) of (i) independent accountants, consultants and other advisers retained by the Issuer or by the Collateral Manager on behalf of the Issuer in connection with the services provided by the Collateral Manager hereunder, (ii) legal advisers retained by the Issuer or by the Collateral Manager on behalf of the Issuer in connection with the services provided by the Collateral Manager hereunder and (iii) the Collateral Manager (A) to the extent of reasonable expenses disbursed or allocated in valuing the Assets, disbursed or allocated software and technology expenditures relating to the monitoring and administration of the Assets and any other reasonable expenses incurred by the Collateral Manager in connection with matters arising in the performance by the Collateral Manager of its duties under this Agreement and (B) for an allocable share of the cost of certain credit databases used by the Collateral Manager in providing services to the Issuer under this Agreement.

7.             Fees.  As compensation for the performance of its obligations as Collateral Manager hereunder and under the Indenture, the Collateral Manager shall be entitled to receive (i) a fee, payable quarterly in arrears on each Payment Date in accordance with the Priority of Payments, equal to (a) 0.05% per annum of the amount described in clause (i) of the definition of Net Outstanding Portfolio Balance plus (b) 0.10% per annum of the sum of the amounts described in clauses (ii) through (iv) of the definition of Net Outstanding Portfolio Balance (the “Senior Collateral Management Fee”) and (ii) an additional fee, payable quarterly in arrears on each Payment Date in accordance with the Priority of Payments, equal to 0.15% per annum of the sum of the amounts described in clauses (ii) through (iv) of the definition of Net Outstanding Portfolio Balance (the “Subordinate Collateral Management Fee” and, together with the Senior Collateral Management Fee, the “Collateral Management Fee”).  Each Collateral Management Fee shall be calculated for each Interest Accrual Period assuming a 360-day year with twelve (12) thirty-day months.  The Collateral Management Fee shall be calculated based on the Net Outstanding Portfolio Balance as of the first day of the applicable Interest Accrual Period.  If on any Payment Date there are insufficient funds to pay such fees (and/or any other amounts due and payable to the Collateral Manager) in full, in accordance with the Priority of Payments, the amount not so paid shall be deferred and such amounts shall be payable on such later Payment Date on which funds are available therefor as provided in the Priority of Payments set forth in the Indenture.  Any accrued and unpaid Senior Collateral Management Fee that is deferred due to the operation of the Priority of Payments shall accrue interest at a per annum rate equal to LIBOR in effect for the applicable Interest Accrual Period computed on an actual 360-day basis.  Any accrued and unpaid Subordinate Collateral Management Fee that is deferred due to the operation of the Priority of Payments shall accrue interest at a per annum rate equal to LIBOR in effect for the applicable Interest Accrual Period on an actual 360-day basis.  Notwithstanding any other provision hereof, the aggregate amount of all accrued but unpaid Subordinate Collateral Management Fee payable on the final Payment Date or, if earlier, following the winding up of the Issuer shall be equal to the lesser of (a) the nominal amount thereof and (b) the amount available for payment under the Priority of Payments.  The Collateral Manager hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment to the Collateral Manager of any amounts due it hereunder except in accordance with Section 18 hereof and, subject to the provisions of Section 12, to continue to serve as Collateral Manager.  If this Agreement is terminated pursuant to Section 12 hereof or otherwise, the accrued fees payable to the Collateral Manager shall be prorated for any partial periods between the Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the date of such termination, together with all expenses payable to the Collateral Manager in accordance with Section 6 hereof, and subject to the provisions of the Indenture and the Priority of Payments.

8.             Non-Exclusivity.  Nothing herein shall prevent the Collateral Manager or any of its Affiliates or any of their officers or directors from engaging in any other businesses or providing investment management, advisory or any other types of services to any Persons, including the Issuer, the Trustee and the Noteholders, to the fullest extent permitted by applicable law; provided, however, that the Collateral Manager may not take any of the foregoing actions which the Collateral Manager knows or reasonably should know would require the Issuer or the pool of Assets to register as an “investment company” under the Investment Company Act.

9.             Conflicts of Interest.

(a)           After (but excluding) the Closing Date and the sales by Affiliates of the Collateral Manager of Collateral Debt Securities to the Issuer on the Closing Date (and except in the case of Permitted Cash Purchases, sales of property or securities in accordance with the Origination Agreement and sales of Assets pursuant to an auction in connection with an Auction Call Redemption or in connection with a redemption of the Notes pursuant to Article 9 of the Indenture), the Collateral Manager shall not cause the Issuer to enter into any transaction with the Collateral Manager or any of its Affiliates as principal, unless the applicable terms and conditions set forth in Section 1 and Section 3(b) are complied with.

(b)           The Collateral Manager shall perform its obligations hereunder in accordance with the requirements of the Advisers Act and the Indenture.  The Issuer acknowledges that (i) the Collateral Manager and/or its Affiliates will acquire on the Closing Date 100% of the Class J Notes, the Class K Notes, the Class L Notes, the Class M Notes, the Class N Notes, the Class P Notes and the Preferred Shares, (ii) Affiliates of the Collateral Manager will sell Collateral Debt Securities to the Issuer on or prior to the Closing Date and (iii) the Collateral Manager, its Affiliates and funds or accounts for which the Collateral Manager or its Affiliates acts as investment adviser may at times own Notes of one or more additional Classes.  After the Closing Date, the Collateral Manager agrees to provide the Trustee with written notice upon the acquisition or transfer (after, but excluding, the Closing Date) of any Collateral Manager Securities.

(c)           Nothing herein shall prevent the Collateral Manager or any of its Affiliates or officers and directors of the Collateral Manager from engaging in other businesses (including financing, purchasing, owning, holding, originating or disposing of any assets or investments), or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or any other Person or entity, whether or not any of the foregoing may be competitive with the business of the Issuer or the Co-Issuer so long as the Collateral Manager complies with the standard of care set forth in Section 1 hereof.  Without prejudice to the generality of the foregoing, directors, officers, members, partners, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may so long as the Collateral Manager complies with the standard of care set forth in Section 1 hereof, subject to the terms and conditions of the Indenture, among other things:

(i)       serve as directors (whether supervisory or managing), officers, employees, partners, members, managers, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor in respect of any of the Collateral Debt Securities or Eligible Investments, or any of their respective Affiliates, except to the extent prohibited by their respective Underlying Instruments, as from time to time amended; provided that (x) in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on the ability of the Issuer or the Trustee to enforce its respective rights with respect to any Assets and (y) nothing in this paragraph shall be deemed to limit the duties of the Collateral Manager set forth in Section 1 hereof;

(ii)      perform, and receive fees for the performance of, services of whatever nature rendered to an obligor in respect of any of the Collateral Debt Securities or Eligible Investments, including acting as master servicer, sub-servicer or special servicer with respect to any CMBS Securities or with respect to any commercial mortgage loan constituting or underlying any Collateral Debt Security; provided that, in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on the ability of the Issuer or the Trustee to enforce its respective rights with respect to any of the Assets; provided, further, with respect to such services, the Collateral Manager is not acting as an agent for the Issuer;

(iii)     be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;

(iv)    be a secured or unsecured creditor of, or hold an equity interest in, the Issuer, its Affiliates or any obligor of any Collateral Debt Security or Eligible Investment; provided, however, that the Collateral Manager may not be such a creditor or hold any of such interests if, in the opinion of counsel to the Issuer, the existence of such interest would require registration of the Issuer or the Assts as an “investment company” under the Investment Company Act or violate any provisions of federal or applicable state law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer;

(v)     own equity in or own or make loans to any issuer of debt securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) so long as doing so would not cause the Collateral Manager to be in violation of its obligations under this Agreement or the Indenture;

(vi)    make, hold or sell an investment in an issuer’s securities that may be pari passu, senior or junior in ranking to a Collateral Debt Security;

(vii)   except as otherwise provided in this Section 9, sell any Collateral Debt Security or Eligible Investment to, or purchase any Collateral Debt Security from, the Issuer while acting in the capacity of principal or agent; and

(viii)  subject to its obligations in Section 1 hereof to protect the Holders, serve as a member of any “creditors’ board” with respect to any Defaulted Security, Eligible Investment or with respect to any commercial mortgage loan underlying or constituting any Collateral Debt Security or the respective borrower for any such commercial mortgage loan.

It is understood that the Collateral Manager and any of its Affiliates may engage in any other business, whether or not any of the foregoing may be competitive with the business of the Issuer or the Co-Issuer (including financing, purchasing, owning, holding, originating or disposing of any assets or investments), and furnish investment management and advisory services to others, including Persons that may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and that may own instruments of the same class, or of the same type, as the Collateral Debt Securities or other instruments of the issuers of

Collateral Debt Securities and may manage portfolios similar to the Assets.  The Collateral Manager and its Affiliates shall be free, in their sole discretion, to make recommendations to others, or effect transactions on behalf of themselves or for others, which may be the same as or different from those the Collateral Manager causes the Issuer to effect with respect to the Assets.

The Collateral Manager and its Affiliates may, and may cause or advise their respective clients to, invest in assets, investments or instruments that would be appropriate for the Issuer or the Co-Issuer or as security for the Notes and shall have no duty or obligation to offer any such asset, investment or instrument to the Issuer or the Co-Issuer.  Such investments may be different from those made to or on behalf of the Issuer.  The Collateral Manager, its Affiliates and their respective clients may have ongoing relationships with Persons whose instruments are pledged to secure the Notes and may own instruments issued by, or loans to, issuers of the Collateral Debt Securities or to any borrower or Affiliate of any borrower on any commercial mortgage loans underlying or constituting the Collateral Debt Securities or the Eligible Investments.  The Collateral Manager and its Affiliates may cause or advise their respective clients to invest in instruments that are senior to, or have interests different from or adverse to, the instruments that are pledged to secure the Notes.

Nothing contained in this Agreement shall prevent the Collateral Manager or any of its Affiliates from themselves buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities of the same kind or class, or securities of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold hereunder.  It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates, and any member, manager, officer, director, stockholder or employee of the Collateral Manager or any such Affiliate or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities of the same kind or class, or securities of a different kind or class of the same issuer, as those purchased or sold by the Collateral Manager hereunder.  Subject to applicable law, the requirements of the Indenture and this Agreement, when the Collateral Manager is considering purchases or sales for the Issuer and one or more of such other accounts at the same time, the Collateral Manager shall allocate available investments or opportunities for sales in its discretion and make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments, in accordance with applicable law and the Collateral Manager Servicing Standard, to the extent applicable.

Subject to the Indenture and the provisions of this Agreement, the Collateral Manager shall not be obligated to pursue any specific investment strategy or opportunity that may arise with respect to the Assets.

The Issuer hereby acknowledges and consents to the various potential and actual conflicts of interests that may exist with respect to the Collateral Manager as described above; provided, however, that nothing contained in this Section 9 shall be construed as altering the duties of the Collateral Manager set forth in this Agreement or in the Indenture.

10.           Records; Requests for Information; Confidentiality.  The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by an authorized representative of the Issuer, the Trustee and the Independent accountants appointed by the Issuer pursuant to the Indenture at a mutually agreed-upon time during normal business hours and upon reasonable prior notice; provided that the Collateral Manager shall not be obligated to provide access to any non-public information if the Collateral Manager in good faith determines that the disclosure of such information would violate any applicable law, regulation or contractual arrangement.  The Collateral Manager shall promptly forward to the Trustee any information in its possession or reasonably available to it concerning any Collateral Debt Security, Eligible Investment or Hedge Agreement that the Trustee reasonably may request as necessary to enable the Trustee to calculate the Weighted Average Coupon and/or the Weighted Average Spread (and, to the extent reasonably requested by the Trustee, shall cooperate with the Trustee in connection with any the making of any such calculations).  The Collateral Manager shall follow its customary procedures to keep confidential all information obtained in connection with the services rendered hereunder and shall not disclose any such information except (i) with the prior written consent of the Issuer (which consent shall not be unreasonably withheld), (ii) such information as the Rating Agencies shall reasonably request in connection with their rating or evaluation of the Notes and/or the Collateral Manager, as applicable, (iii) as required by law, regulation, court order or the rules, regulations, or request of any regulatory or self-regulating organization, body or official (including any securities exchange on which the Notes may be listed from time to time) having jurisdiction over the Collateral Manager or as otherwise required by law or judicial process, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) to its members, officers, directors, and employees, and to its attorneys, accountants and other professional advisers in conjunction with the transactions described herein, (vi) such information as may be necessary or desirable in order for the Collateral Manager to prepare, publish and distribute to any Person any information relating to the investment performance of the Assets, (vii) in connection with the enforcement of the Collateral Manager’s rights hereunder or in any dispute or proceeding related hereto, (viii) to the Trustee, (ix) to the extent required pursuant to any Hedge Agreement of the Issuer and (x) to Holders and potential purchasers of any of the Securities.

Subject to compliance with the requirements of any law, rule or regulation applicable to the Collateral Manager, nothing contained herein shall prevent the Collateral Manager from discussing its activities hereunder in a general way in the normal course of its business, including, without limitation, general discussions with other Persons regarding its ability to act as a collateral manager and its past performance in such capacity.  In addition, subject to compliance with the requirements of any law, rule or regulation applicable to the Collateral Manager, with respect to information that the Collateral Manager obtains or develops regarding the Collateral Debt Securities or Eligible Investments (including, without limitation, information regarding ratings, yield, creditworthiness, financial condition and prospects of any issuer thereof) in connection with the performance of its services hereunder, nothing in this Section 10 shall prevent the Collateral Manager or its Affiliates, in the conduct of their respective businesses, from using such information or disclosing such information to others so long as such other use does not, in its reasonable judgment, disadvantage the Issuer.  Notwithstanding anything to the contrary contained in this Agreement, all Persons may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Securities and the Co-Issuers, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Securities and the Issuers, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment.

11.           Term.  This Agreement shall become effective on the Closing Date and shall continue in full force and effect until the first to occur of the following:  (a) the payment in full of the Notes and the termination of the Indenture in accordance with its terms, (b) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders and the Issuer or (c) the termination of this Agreement pursuant to Section 12 hereof.

12.           Termination.  (a)  The Collateral Manager may be removed upon at least thirty (30) days (or upon an occurrence of any act or indictment described in clause (iv) of the definition of “cause” set forth in Section 12(b) below, ten (10) days) prior written notice if (A) Holders of at least 75% by Aggregate Outstanding Amount of each Class of Notes (voting as a separate Class) and (B) Holders of at least 75% of the Preferred Shares in issue which have not been redeemed give written notice to the Collateral Manager, the Issuer, each Hedge Counterparty and the Trustee of such removal (including in any such calculation any Collateral Manager Securities); provided that if the Collateral Manager is removed pursuant to this clause (a), any successor Collateral Manager will not be permitted to be a Holder of or an Affiliate of any Holder of Securities.  Notice of any such removal shall be delivered by the Trustee, on behalf of the Issuer, to the Holders of each Class of Notes, the Holders of the Preferred Shares, each Rating Agency and each Hedge Counterparty.

(b)           This Agreement may be terminated, and the Collateral Manager may be removed, by the Issuer or the Trustee for cause, upon thirty (30) days (or upon an occurrence of any act or indictment described in clause (iv) of the definition of “cause” set forth in this Section 12(b) below, ten (10) days) prior written notice by the Issuer, at the direction of (A) so long as the Class A-1 Notes and/or the Class A-2 Notes are the Controlling Class, the Holders of at least a majority of the outstanding principal amount of the Controlling Class and (B) at any other time (i) the Holders of at least a majority by Aggregate Outstanding Amount of each Class of Notes (excluding any Collateral Manager Securities), each voting as a separate Class and (ii) the Holders of at least a Majority of the Preferred Shares (excluding any Collateral Manager Securities); provided, however, upon the occurrence of an event described in clause (iii) of this Section 12(b), termination of the Collateral Manager will be automatic and without advance notice required from the Issuer, the Trustee or any other Person.  Notice of any such removal for cause shall be delivered by the Trustee, on behalf of the Issuer, to each Rating Agency, each Hedge Counterparty and the Holders of the Notes and the Preferred Shares.  In no event will the Trustee be required to determine whether or not cause exists for the removal of the Collateral Manager.  As used in this Section 12, “cause” means any of the following events:

(i)       the Collateral Manager (A) willfully breaches, or takes any action that it knows violates, any provision of this Agreement or any term of the Indenture applicable to the Collateral Manager (not including a willful breach or knowing violation that results from a good faith dispute regarding alternative courses of action or interpretation of instructions), which breach or action has (or could reasonably be expected to have) a material adverse effect on the Noteholders and (B) fails to cure such breach within thirty (30) days after the first to occur of (1) notice of such failure is given to the Collateral

Manager or (2) the Collateral Manager having actual knowledge of such breach or violation;

(ii)      the Collateral Manager breaches in any material respect any provision of this Agreement or any material terms of the Indenture applicable to the Collateral Manager and fails to cure such breach within ninety (90) days after the first to occur of (A) notice of such failure is given to the Collateral Manager or (B) the Collateral Manager having actual knowledge of such breach;

(iii)     the Collateral Manager (A) ceases to be able to, or admits in writing the Collateral Manager’s inability to, pay the Collateral Manager’s debts when and as they become due, (B) files, or consents by answer or otherwise to the filing against the Collateral Manager of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or takes advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (C) makes an assignment for the benefit of the Collateral Manager’s creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Collateral Manager or with respect to any substantial part of the Collateral Manager’s property or (E) is adjudicated as insolvent or to be liquidated;

(iv)    the occurrence of an act by the Collateral Manager or any of its Affiliates that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the indictment of the Collateral Manager or any of its respective officers or directors for a criminal offense involving an investment or investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;

(v)     the failure of any representation, warranty, certificate or statement of the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect and (x) such failure has (or could reasonably be expected to have) a material adverse effect on the Noteholders, the Issuer or the Co-Issuer and (y) if such failure can be cured, no correction is made for forty-five (45) days after the Collateral Manager becomes aware of such failure or receives notice thereof in writing from the Trustee;

(vi)    the occurrence and continuation of any of the Events of Default described in Sections 5.1(a) or 5.1(b) of the Indenture;

(vii)   so long as the Class A-1 Notes and/or the Class A-2 Notes are the Controlling Class, the Class A/B Par Value Ratio is less than 92.00% on any Measurement Date; or

(viii)  the Collateral Manager consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another Person and either (A) at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee Person fails to or cannot assume all the obligations of the Collateral Manager under this Agreement or (B) the resulting, surviving or transferee Person lacks the legal capacity to perform the obligations of the Collateral Manager hereunder and under the Indenture.

The Collateral Manager shall notify the Trustee, the Rating Agencies and the Issuer in writing promptly upon becoming aware of any event that constitutes cause under this Section 12(b).  In no event shall the Trustee be obligated to determine if “cause” exists.

(c)           The Collateral Manager may resign, upon thirty (30) days prior written notice to the Issuer, the Co-Issuer, the Trustee, each Rating Agency and each Hedge Counterparty; provided, however, that (i) no such termination or resignation shall be effective until the date as of which a successor collateral manager shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement and (ii) the Issuer shall use its best efforts to appoint a successor collateral manager to assume such duties and obligations.  Notwithstanding the notice required above, the Collateral Manager shall have the right to resign without prior notice if, due to a change in any applicable law or regulation or interpretation thereof, the performance by the Collateral Manager of its duties under the Collateral Management Agreement would (i) adversely affect (A) Gramercy Capital Corp.’s status as a REIT, (B) Gramercy Investment Trust II’s status as a REIT, (C) SL Green Realty Corp.’s status as a REIT or (D) the Issuer’s status as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code) or (ii) constitute a violation of any applicable law or regulation.

(d)           No removal, termination or resignation of the Collateral Manager or termination of this Agreement shall be effective unless (x) a successor collateral manager (a “Replacement Manager”) has been appointed by the Issuer and has agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement and (y) written notification shall have been provided in accordance with Sections 12(a), (b) or (c), as applicable.  The appointment of any Replacement Manager shall be subject to satisfaction of the Rating Agency Condition and each such Replacement Manager (i) shall have demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager, (ii) is legally qualified and has the capacity to act as collateral manager, (iii) by its appointment will not cause the Issuer, the Co-Issuer or the pool of Assets to, or result in the Issuer, the Co-Issuer or the pool of Assets becoming, an “investment company” under the Investment Company Act, (iv) has accepted its appointment in writing and (v) by its appointment will not cause the Issuer, the Co-Issuer or the pool of Assets to become subject to income or withholding tax that would not have been imposed but for such appointment.

(e)           Upon any resignation or removal of the Collateral Manager while any of the Notes are Outstanding, (A) so long as the Class A-1 Notes and/or the Class A-2 Notes are the Controlling Class, the Holders of at least a majority of the outstanding principal amount of the Controlling Class and (B) at any other time, the Holders of at least a Majority of the Preferred Shares shall have the right to instruct the Issuer to appoint an institution identified by such Holders as Replacement Manager; provided that (i) the Issuer provides to the Noteholders notice of such appointment and a majority by Aggregate Outstanding Amount of each Class of Notes (excluding any Collateral Manager Securities), each voting as a separate Class, does not object to such appointment within thirty (30) days, (ii) the Rating Agency Condition has been satisfied with respect to such appointment and (iii) the requirements set forth in Section 12(d)(i) through

(v) above have been satisfied.  If at least a majority of the Holders of the outstanding principal or notional amount of the Controlling Class or the Preferred Shares, as the case may be, identify two (2) institutions for appointment as described in Section 12(d)(i) or Section 12(d)(ii) above and both are objected to as described in clause (i) above, a majority of the outstanding principal amount or notional amount, as the case may be, of such Holders shall have the right to appoint any institution not previously identified by such holders as Replacement Manager (subject to compliance with the conditions described in Section 12(d)(i) and Section 12(d)(ii) above).

(f)            In the event that the Collateral Manager resigns pursuant to Section 12(c) or is terminated pursuant to Sections 12(a) or (b) hereof and the Issuer has not appointed a successor prior to the day following the termination (or resignation) date specified in such notice, the Collateral Manager will be entitled to propose a successor and will so appoint such proposed entity as successor thirty (30) days thereafter, unless the Rating Agency Condition with respect to such successor has not been satisfied or a majority of any Class of Notes (excluding any Collateral Manager Securities), each voting as a separate Class, objects to such appointment within such thirty (30) day period, in which case the Controlling Class will be entitled to propose a successor and will appoint such proposed entity as successor thirty (30) days thereafter unless a majority by Aggregate Outstanding Amount of any other Class of Notes (excluding any Collateral Manager Securities), each voting as a separate Class, objects to such appointment within such thirty (30) day period, in each case subject to the requirements set forth in Section 12(d) above.  In the event a proposed successor Collateral Manager is not appointed pursuant to the foregoing procedures, the resigning or removed Collateral Manager may petition any court of competent jurisdiction for the appointment of a successor collateral manager, which appointment will not require the consent of, or be subject to the disapproval of, the Issuer, any Noteholder or any Holder of the Preferred Shares.

Notwithstanding any provision contained in this Agreement, the Indenture or otherwise, so long as the Collateral Manager continues to perform its obligations hereunder, the Collateral Management Fee shall continue to accrue for the benefit of the Collateral Manager until termination of this Agreement under this Section 12 shall become effective as set forth herein.  In addition, the Collateral Manager shall, subject to Section 6, be entitled to reimbursement of out-of-pocket expenses incurred in cooperating with the Replacement Manager, including in connection with the delivery of any documents or property.  In the event that the Collateral Manager is removed or resigns and a Replacement Manager is appointed, such former Collateral Manager nonetheless shall be entitled to receive payment of all unpaid Collateral Management Fees, including the Senior Collateral Management Fee and the Subordinated Collateral Management Fee, accrued through the effective date of the removal or resignation, to the extent that funds are available for that purpose in accordance with the Priority of Payments, and such payments shall rank in the Priority of Payments pari passu with the Collateral Management Fees due to the Replacement Manager.  In addition, following the removal or resignation of the Collateral Manager hereunder, the removed or resigning Collateral Manager shall be granted access to the books of account and records of the Issuer and the Trustee to the extent such removed or resigning Collateral Manager deems necessary to confirm the proper payment of any amounts owing to such removed or resigning Collateral Manager hereunder.

(g)           Upon the effective date of termination of this Agreement, the Collateral Manager shall as soon as practicable:

(i)       deliver to the Issuer (or as the Issuer may reasonably request) all property and documents of the Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager (although the Collateral Manager may keep copies of such documents for its records); and

(ii)      deliver to the Trustee an accounting with respect to the books and records delivered to the Issuer or the Replacement Manager appointed pursuant to this Section 12 hereof.

The Collateral Manager shall reasonably assist and cooperate with the Trustee and the Issuer (as reasonably requested by the Trustee or the Issuer) in the assumption of the Collateral Manager’s duties by any Replacement Manager as provided for in this Agreement, as applicable.  Notwithstanding such termination, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 13 hereof) for the Collateral Manager’s acts or omissions hereunder arising prior to its termination as Collateral Manager hereunder and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by it in Section 5 hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 12(g).

(h)           The Collateral Manager agrees that, notwithstanding any termination, the Collateral Manager shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) so long as the Collateral Manager shall have been offered (in its judgment) reasonable security, indemnity or other provision against the cost, expenses and liabilities that might be incurred in connection therewith, but, in any event, shall not be required to make any admission or to take any action against the Collateral Manager’s own interests or the interests of other funds and accounts advised by the Collateral Manager.

(i)            If this Agreement is terminated pursuant to Section 12(a), (b) or (c) hereof, such termination shall be without any further liability or obligation of the Issuer or the Collateral Manager to the other, except as provided in Sections 6, 7, 12 and 13 and the last sentence of Section 10 hereof.

(j)            Upon expiration of the applicable notice period with respect to termination specified in Section 12(e) hereof, all authority and power of the Collateral Manager under this Agreement and the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any person or entity pass to and be vested in the Replacement Manager.

13.           Liability of Collateral Manager.  (a)  The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for from the Collateral Manager hereunder and under the Indenture in the manner prescribed herein and therein.  The Collateral Manager and its Affiliates, and each of their respective partners, shareholders, members, managers, officers, directors, employees, agents, accountants and attorneys shall have no liability to the Noteholders, the Holders of the Preferred Shares, the Trustee, the Issuer, the Co-Issuer, any Hedge Counterparty, the Initial Purchaser, or any of their respective Affiliates, partners, shareholders, officers, directors, employees, agents, accountants and attorneys, or any other Person, for any error of judgment, mistake of law, or for any claim, loss, liability, damage, settlement, costs, or other expenses (including reasonable attorneys’ fees and court costs) of any nature whatsoever (collectively, “Liabilities”) that arise out of or in connection with any act or omissions of the Collateral Manager in the performance of its duties under this Agreement or the Indenture or for any decrease in the value of the Collateral Debt Securities or Eligible Investments, except (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard of, the duties of the Collateral Manager hereunder and under the terms of the Indenture and (ii) with respect to the information concerning the Collateral Manager under the headings “Summary—The Collateral Manager” and “The Collateral Manager” in the Offering Memorandum containing any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Issuer agrees that the Collateral Manager shall not be liable for any consequential, special, exemplary or punitive damages hereunder.  The acts, failure to act or breaches described in this clause (a) are collectively referred to for purposes of this Section 13 as “Collateral Manager Breaches.”

(b)           The Collateral Manager shall indemnify, defend and hold harmless the Issuer and each of its partners, shareholders, members, managers, officers, directors, employees, agents, accountants and attorneys (each, an “Issuer Indemnified Party”) from and against any claims that may be made against an Issuer Indemnified Party by third parties and any damages, losses, claims, liabilities, costs or expenses (including all reasonable legal and other expenses) which are incurred as a direct consequence of the Collateral Manager Breaches, except for liability to which such Issuer Indemnified Party would be subject by reason of willful misconduct, bad faith, gross negligence in the performance of, or reckless disregard of the obligations of the Issuer hereunder and under the terms of the Indenture.

(c)           The Issuer shall reimburse, indemnify and hold harmless the Collateral Manager, its members, managers, directors, officers, stockholders, partners, agents and employees and any Affiliate of the Collateral Manager and its directors, officers, stockholders, partners, members, agents, employees, accountants and attorneys (the Collateral Manager and such other persons collectively, the “Collateral Manager Indemnified Parties”) from any and all Liabilities, as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation (whether or not such Collateral Manager Indemnified Party is a party) caused by, or arising out of or in connection with this Agreement, the Indenture and the transactions contemplated hereby and thereby, including the issuance of the Notes, or any acts or omissions of any Collateral Manager Indemnified Parties except those that are the result of Collateral Manager Breaches.  Any amounts payable by the Issuer under this Section 13(c) shall be payable only subject to the Priority of Payments set forth in the Indenture and to the extent Assets are available therefor.

(d)           With respect to any claim made or threatened against an Issuer Indemnified Party or a Collateral Manager Indemnified Party (each an “Indemnified Party”), or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 13, such Indemnified Party shall (or, with respect to Indemnified Parties that are directors, managers, officers, stockholders, members, managers, agents or employees of the Issuer or the Collateral Manager, the Issuer or the Collateral Manager, as the case may be, shall cause such Indemnified Party to):

(i)       give written notice to the indemnifying party of such claim within ten (10) Business Days after such Indemnified Party’s receipt of actual notice that such claim is made or threatened, which notice to the indemnifying party shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, however, that the failure of any Indemnified Party to provide such notice to the indemnifying party shall not relieve the indemnifying party of its obligations under this Section 13 unless the rights or defenses available to the Indemnified Party are materially prejudiced or otherwise forfeited by reason of such failure;

(ii)      at the indemnifying party’s expense, provide the indemnifying party such information and cooperation with respect to such claim as the indemnifying party may reasonably require, including making appropriate personnel available to the indemnifying party at such reasonable times as the indemnifying party may request;

(iii)     at the indemnifying party’s expense, cooperate and take all such steps as the indemnifying party may reasonably request to preserve and protect any defense to such claim;

(iv)    in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the indemnifying party the right, which the indemnifying party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

(v)     neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make of which would expose such Indemnified Party to unindemnified liability) nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the indemnifying party; and

(vi)    upon reasonable prior notice, afford to the indemnifying party the right, in such party’s sole discretion and at such party’s sole expense, to assume the defense of such claim, including the right to designate counsel reasonably acceptable to the Indemnified Party and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, if the indemnifying party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that, if such Indemnified Party reasonably determines that counsel designated by the indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from such indemnifying party’s own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that the indemnifying party shall not have the right, without the Indemnified Party’s written consent, to settle any such claim if, in a case where the Issuer is the indemnifying party, the Issuer does not make available (in accordance with the Priority of Payments), in a segregated account available only for this purpose, the full amount required to pay any amounts due from the Indemnified Party under such settlement or, in any case, such settlement (A) arises from or is part of any criminal action, suit or proceeding, (B) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of the Indemnified Party, (C) relates to any federal, state or local tax matters or (D) provides for injunctive relief, or other relief other than damages, which is binding on the Indemnified Party.

(e)           In the event that any Indemnified Party waives its right to indemnification hereunder, the indemnifying party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the indemnifying party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(f)            Nothing herein shall in any way constitute a waiver or limitation of any rights that the Issuer or the Collateral Manager may have under any United States federal or state securities laws.

14.           Obligations of Collateral Manager.  (a) The Collateral Manager to the extent required under the Indenture, and on behalf of the Issuer, shall (i) engage the services of an Independent certified accountant to prepare any United States federal, state or local income tax or information returns and any non-United States income tax or information returns that the Issuer may from time to time be required to file under applicable law (each, a “Tax Return”), (ii) deliver, at least thirty (30) days before any applicable due date upon which penalties and interest would accrue, each Tax Return, properly completed, to the Company Administrator for signature by an Authorized Officer of the Issuer and (iii) file or deliver such Tax Return on behalf of the Issuer within any applicable time limit with any authority or Person as required under applicable law.

(b)           Unless otherwise required by any provision of the Indenture or this Agreement or by applicable law, the Collateral Manager shall not take any action which it knows, or acting with gross negligence, would (a) materially adversely affect the Issuer for purposes of United States federal or state law or any other law known to the Collateral Manager to be applicable to the Issuer, (b) not be permitted under the Issuer’s Memorandum and Articles of Association or the Co-Issuer’s limited liability company agreement, (c) require registration of the Issuer, the Co-Issuer or the Assets as an “investment company” under the Investment Company Act or (d) cause the Issuer to violate the terms of the Indenture, including any representation or certification to be given by the Issuer thereunder or pursuant thereto, it being understood that in connection with the foregoing the Collateral Manager will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or the conduct of its business generally.  The Collateral Manager will perform its duties under this Agreement and the Indenture in a manner reasonably intended not to subject the Issuer to U.S. federal or state income taxation, it being understood that, notwithstanding anything to the contrary set forth herein or in the Indenture, the Collateral Manager shall be deemed to have complied with the requirements of the Indenture and any certifications, certificates or other related documents required pursuant to the Indenture in connection with not subjecting the Issuer to U.S. federal or state income taxation, if it satisfies the requirements set forth in this sentence and will not be liable to the Trustee, the Holders of the Notes, the Co-Issuers, the Co-Issuers’ creditors or any other Person as a result of the Issuer engaging, or a determination that the Issuer has engaged, in a U.S. trade or business for U.S. federal income tax purposes if it has complied with this section.  The Collateral Manager shall use all commercially reasonable efforts to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which the Collateral Manager knows or reasonably should know would have a materially adverse United States federal or state income tax effect on the Issuer.

(c)           Notwithstanding anything to the contrary herein, but subject to the standard set forth in Section 1 hereof, the Collateral Manager or any of its Affiliates may take any action that is not specifically prohibited by the Indenture, this Agreement or applicable law that the Collateral Manager or any Affiliate of the Collateral Managers deems to be in its (or in its portfolio’s) best interest regardless of its impact on the Collateral Debt Securities.

15.           No Partnership or Joint Venture.  The Issuer and the Collateral Manager are not partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Collateral Manager’s relation to the Issuer shall be that of an independent contractor and not a general agent.  Except as expressly provided in this Agreement and in the Indenture, the Collateral Manager shall not have authority to act for or represent the Issuer in any way and shall not otherwise be deemed to be the Issuer’s agent.

The Collateral Manager shall not have any duties or obligations except those expressly set forth herein and in the Indenture.  Without limiting the generality of the foregoing, (i) the Collateral Manager shall not be subject to any fiduciary or other implied duty and (ii) the Collateral Manager shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby.

16.           Notices.  Any notice from a party under this Agreement shall be in writing and sent by answer-back facsimile or addressed and delivered or sent by certified mail, postage prepaid, return receipt requested or sent by overnight courier service guaranteeing next day delivery to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Issuer for this purpose shall be:

Gramercy Real Estate CDO 2007-1, Ltd.
c/o Maples Finance Limited
P.O. Box 1093GT
Boundary Hall
Cricket Square
George Town
Grand Cayman, Cayman Islands
Attention:  The Directors
Fax:  +1 345 945 7100
Telephone:  +1 345 945 7099

with two copies to the Collateral Manager (as addressed below).

the address of the Collateral Manager for this purpose shall be:

GKK Manager LLC
c/o SL Green Realty Corp.

420 Lexington Avenue

19th Floor

New York, New York 10170
Telephone:  212-594-2700
Fax:  212-216-1785
Attention:  Marc Holliday

Attention:  Andrew Levine

17.           Succession; Assignment.  (a)  This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. No assignment of this Agreement shall be made without the consent of the other party except as set forth below and without satisfaction of the Rating Agency Condition (except as permitted under clauses (b) and (c) below), provided that the Issuer may collaterally assign its interest in this Agreement to the Trustee under the Indenture.

(b)           Upon satisfaction of the Rating Agency Condition, this Agreement may be assigned by the Collateral Manager to an Affiliate thereof that has substantially the same personnel, or personnel with comparable expertise, as the Collateral Manager and that is capable of performing the obligations of the Collateral Manager under this Agreement; provided that satisfaction of the Rating Agency Condition shall not be required in connection with any assignment involving an internalization of the Collateral Manager or any assignment to a successor upon merger or acquisition.  Notwithstanding the foregoing, the Collateral Manager shall provide S&P and Moody’s with prompt notice of any assignment involving an internalization of the Collateral Manager.

(c)           This Agreement may be assigned by the Collateral Manager to any Person other than an Affiliate only upon satisfaction of the Rating Agency Condition and approval by a Majority of the Controlling Class.

(d)           Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to the Collateral Manager’s obligations arising under Section 13 of this Agreement prior to such assignment and except with respect to the Collateral Manager’s obligations under the last sentence of Section 10 and Sections 7 and 12 hereof

18.           No Bankruptcy Petition/Limited Recourse.  The Collateral Manager covenants and agrees that, prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued by the Issuer under the Indenture, the Collateral Manager will not institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law of any jurisdiction; provided, however, that nothing in this Section 18 shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Collateral Manager.  The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and the Collateral Manager will not have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer, or any members of the Advisory Committee, with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.  Notwithstanding any provision hereof, all obligations of the Issuer and any claims arising from this Agreement or any transactions contemplated by this Agreement shall be limited solely to the Collateral Debt Securities and the other Assets and payable in accordance with the Priority of Payments.  If payments on any such claims from the Assets are insufficient, no other assets shall be available for payment of the deficiency and, following liquidation of all the Assets, any claims of the Collateral Manager arising from this Agreement and the obligations of the Issuer to pay such deficiencies shall be extinguished.  The Issuer hereby acknowledges and agrees that the Collateral Manager’s obligations hereunder shall be solely the limited liability company obligations of the Collateral Manager, and the Issuer shall not have any recourse to any of the members, managers, directors, officers, employees, shareholders or Affiliates of the Collateral Manager with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  The provisions of this Section 18 shall survive the termination of this Agreement for any reason whatsoever.

19.           Miscellaneous.  (a)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably (i) submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection that such party may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor shall the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.  The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to the Collateral Manager at the office of the Collateral Manager, c/o SL Green Realty Corp., 420 Lexington Avenue, 19th Floor, New York, New York 10170, Attention:  Andrew Levine, or such other address as the Collateral Manager may advise the Issuer in writing.  The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 (and any successor entity), as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall be taken and held to be valid personal service upon it.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)           The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c)           In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(d)           This Agreement (including all Exhibits attached hereto) may not be amended or modified or any provision thereof waived (i) except by an instrument in writing signed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance and (ii) in each case, in compliance with Section 15.1(f) of the Indenture, including with respect to satisfaction of the Rating Agency Condition.  This Agreement (including all Exhibits attached hereto) may be modified without the prior written consent of the Trustee, any Hedge Counterparty or the holders of Notes to correct any inconsistency or cure any ambiguity or mistake.  Any other amendment of this Agreement (including all Exhibits attached hereto) shall require the prior written consent of the Trustee and each Hedge Counterparty, which consent shall not be unreasonably withheld and is subject to the satisfaction of the Rating Agency Condition.

(e)           This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes all other prior and contemporaneous understandings and agreements, whether written or oral, between the parties hereto concerning this subject matter (other than the Indenture).

(f)            The Collateral Manager hereby agrees and consents to the terms of Section 15.1(f) of the Indenture applicable to the Collateral Manager and shall perform any provisions of the Indenture made applicable to the Collateral Manager by the Indenture as required by Section 15.1(f) of the Indenture.

(g)           This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

(h)           The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.”

(i)            Subject to the last sentence of the third to last paragraph of Section 1 hereof, in the event of a conflict between the terms of this Agreement and the Indenture, including with respect to the obligations of the Collateral Manager hereunder and thereunder, the terms of this Agreement shall be controlling.

(j)            No failure or delay on the part of any party hereto to exercise any right or remedy under this Agreement shall operate as a waiver thereof, and no waiver shall be effective unless it is in writing and signed by the party granting such waiver.

(k)           This Agreement is made solely for the benefit of the Issuer, the Collateral Manager and the Trustee, on behalf of the Noteholders, the Holders of Preferred Shares and each Hedge Counterparty, their successors and assigns, and no other person shall have any right, benefit or interest under or because of this Agreement.

(l)            The Collateral Manager hereby irrevocably waives any rights it may have to set off against the Assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (as a deed in the case of the Issuer) by their respective authorized representatives as of the day and year first above written.

Executed as a Deed

GRAMERCY REAL ESTATE CDO 2007-1,
LTD., as Issuer

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer

Witness:

GKK MANAGER LLC,
as Collateral Manager

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer

EXHIBIT A

Advisory Committee Guidelines

1.             General.

If the Collateral Manager desires to direct a trade between the Issuer and the Collateral Manager or any of its Affiliates, acting as principal (other than with respect to Permitted Cash Purchases, sales of property or securities in accordance with the Origination Agreement and sales of Assets pursuant to an auction in connection with an Auction Call Redemption or in connection with a redemption of the Notes pursuant to Article 9 of the Indenture, none of which shall require the approval of the Advisory Committee) (each such trade, a “Restricted Transaction”), before effecting such trade, it shall first present such Restricted Transaction to the Advisory Committee for review and prior approval.

2.             Composition of the Advisory Committee.

The Advisory Committee must be comprised of at least one person (which may be an individual or an entity), who is Independent (as defined in the Indenture) of the Collateral Manager (each such person, an “Independent Member”), who acts as a surrogate for, and in the best interest of, the holders of the Securities, and is subject to the Additional Advisory Committee Guidelines attached hereto as Exhibit B-1 (the “Independent Member Guidelines”).

The Advisory Committee also may have one or more members appointed by the Collateral Manager and employed by the Collateral Manager or an Affiliate thereof (each such person, an “Affiliated Member”), which members are subject to the Additional Advisory Committee Guidelines attached hereto as Exhibit B-2 (the “Affiliated Member Guidelines”).

3.             Requisite Experience.

Each member of the Advisory Committee must at the time of appointment and at all relevant times thereafter have Requisite Experience.

The Collateral Manager and the Issuer will have the right to accept a representation and warranty from a member regarding its Requisite Experience, in the absence of actual knowledge by a responsible officer of the Collateral Manager to the contrary.

“Requisite Experience” means experience as a sophisticated investor, including, without limitation, in fixed income investing (directly and/or through investment vehicles) and/or substantial experience and knowledge in and of the commercial real estate loan market and related investment arenas, such that the relevant Advisory Committee member believes that it is capable of determining whether or not to participate in Advisory Committee decisions on the basis of the provisions described herein.  Such person need not be a professional loan investor or loan originator.

4.             Appointment of Initial Members of the Advisory Committee.

The initial members of the Advisory Committee will be appointed by the Collateral Manager.  Thereafter the Collateral Manager will have the right to appoint a member to replace any member that resigns.  Notwithstanding the foregoing, in the event of a resignation of the Independent Member, a replacement Independent Member may be appointed by the Issuer if the Collateral Manager does not promptly appoint a replacement Independent Member.

5.             Term.

Each member of the Advisory Committee will serve until he or she resigns, dies or is removed.

6.             Approval Process.

If the Collateral Manager wants the Issuer to consider a Restricted Transaction, the Collateral Manager will give notice of the proposed Restricted Transaction to the members of the Advisory Committee.  The notice will contain the request by the Collateral Manager for the Advisory Committee’s consent to the Restricted Transaction.  The notice will be accompanied by:

•                  an investment memorandum; and

•                  an underwriting analysis.

The investment memorandum will (a) be a reasonably detailed (anticipated to be approximately two pages) description of the proposed investment, the issuer thereof and related information and (b) include information about the identity of any Affiliated Person involved in the proposed investment and the capacity in which it will be acting and a narrative about why, in the judgment of the Collateral Manager, the investment is appropriate to be purchased or sold by the Issuer, as the case may be.  The notice will contain the Collateral Manager’s offer to provide additional information as requested to the Advisory Committee.

7.             Unanimous Written Consent.

Regardless of the composition of the Advisory Committee, each Restricted Transaction must be approved in writing by each member of the Advisory Committee.

The members of the Advisory Committee are under no obligation to consent to a Restricted Transaction.

•                  If all of the members of the Advisory Committee approve a Restricted Transaction in writing, the Issuer will effect it at the option of the Collateral Manager (subject to the others terms of this Agreement and the Indenture).

•                  If the members of the Advisory Committee notify the Collateral Manager that the Advisory Committee will not approve the Restricted Transaction, the Issuer will not effect the Restricted Transaction.

If at any time the Advisory Committee does not have at least one Independent Member or any member does not have Requisite Experience, the Collateral Manager will not be permitted to use the Advisory Committee to approve any Restricted Transaction.

8.             Compensation.

Each Independent Member shall receive arm’s length compensation by the Issuer for serving on the Advisory Committee as agreed between such member and the Issuer.

 EXHIBIT B-1

Additional Advisory Committee Guidelines

Independent Member

1.             Independent Member Duties.

As an Independent Member of the Advisory Committee, the Member shall:

(a)           serve on the Advisory Committee and attend meetings of the Advisory Committee at such times and places (and/or telephonically or by correspondence or otherwise) as shall be reasonably requested by the Issuer and the Collateral Manager;

(b)           promptly consider certain actions to be taken with respect to certain Restricted Transactions presented by the Collateral Manager (as further described in the Advisory Committee Guidelines);

(c)           in connection with considering Restricted Transactions, promptly review and consider investment memoranda, underwriting analyses and other information presented to the Member on behalf of the Issuer to the Advisory Committee in connection with the foregoing; and

(d)           take such other actions as may be reasonably necessary or advisable in connection with the foregoing;

provided, however, that (i) if the Member believes that the Member or an Affiliate thereof, or any of their respective officers, directors, employees, stockholders, partners, members or managers, has an interest in any Restricted Transaction, the Member shall promptly disclose such interest to the Issuer and the Collateral Manager and shall recuse himself from any consideration of such Restricted Transaction (in each case unless the Collateral Manager and each other member of the Advisory Committee (assuming that at least one such member of the Advisory Committee is an Independent Member and is not affiliated with the Restricted Transaction at issue) shall determine that such interest does not create a disabling conflict) and (ii) if the Member believes that, because of an actual or potential conflict of interest relating to a Restricted Transaction, it would be inappropriate or inadvisable for the Member to receive any Confidential Information (as defined in Paragraph 8 of this Exhibit B-1), the Member shall recuse himself from any consideration of such Restricted Transaction.

B-1-1

2.             Representations and Warranties.

The Member, by its execution of an Advisory Committee Member Acknowledgement and Agreement (the “Acknowledgment and Agreement”), will be deemed to represent and warrant that:

                                (a)           the Member is Independent of the Collateral Manager (including, for this purpose, an employee, partner, member or director thereof); and

                                (b)           the Member has the Requisite Experience (as set forth in the Advisory Committee Guidelines).

If the representations and warranties set forth in this Paragraph 2 shall at any time fail to be true and correct, the Member shall promptly notify the Issuer and the Collateral Manager of that fact and shall immediately resign from the Advisory Committee.

3.             Compensation.

During the Term (as defined in Paragraph 7 of this Exhibit B-1), the Issuer shall pay the Member a per annum fee (the “Fee”) at a rate to be established between the Collateral Manager and the Member, payable on each Payment Date (as defined in the Indenture), subject to the Priority of Payments (as defined in the Indenture).  The Fee payable on any specified Payment Date (as defined in the Indenture) shall accrue during each period from and including the preceding Payment Date (or, with respect to the first payment, from and including the date hereof) to but excluding such specified Payment Date (or, if earlier, to but excluding the last day of the Term), calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.  If any Fee is not paid when due as a result of lack of available funds under the Priority of Payments, such Fee shall be deferred and shall be payable on subsequent Payment Dates in accordance with the Priority of Payments.

The Issuer shall reimburse the Member, promptly after demand therefor accompanied by reasonable supporting documentation, for any reasonable authorized expenses incurred in connection with any meetings of or actions by the Advisory Committee.

B-1-2

4.             Exculpation and Indemnification.

(a)           The Member shall not be liable to the Issuer, the Co-Issuer, any holder of the Notes, any holder of the Preferred Shares, any holder of ordinary shares of the Issuer or the Collateral Manager (i) for any losses incurred as a result of the actions taken or omitted to be taken by the Member pursuant to the provisions of this Exhibit B-1 or the Advisory Committee Guidelines, except that the Member may be so liable to the extent such losses are the result of acts or omissions constituting willful misconduct, fraud or gross negligence by the Member in the performance of its obligations hereunder or under the Advisory Committee Guidelines or (ii) for the acts or omissions of any other member of the Advisory Committee.

(b)           The Issuer shall indemnify the Member for, and hold the Member harmless against, any loss, liability or expense (including without limitation reasonable attorneys’ fees and expenses) incurred arising out of or in connection with the Member’s service as a member of the Advisory Committee, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (collectively, “Losses”); provided, however, that the Issuer shall not indemnify the Member for any Losses incurred as a result of acts or omissions constituting willful misconduct, fraud or gross negligence by the Member in the performance of its obligations hereunder or under the Advisory Committee Guidelines.

(c)           If any action shall be instituted involving the Member for which indemnification hereunder may be applicable, such Member shall promptly notify the Issuer and the Collateral Manager in writing and the Issuer shall have the right to retain counsel reasonably satisfactory to the Issuer and the Collateral Manager to represent the Member and any others the Issuer may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, the Member shall have the right to retain individual counsel, but the fees and expenses of such counsel shall be at the expense of the Member unless (i) the Issuer and the Member shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Member and the Issuer and representation of all such parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Member and any other members of the Advisory Committee, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.  The Issuer shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees, subject to the limitations noted herein, to indemnify the Member from and against any loss or liability by reason of such settlement or judgment.  The Issuer shall not, without the prior written consent of the Member, effect any settlement of any pending or threatened proceeding in respect of which the Member is or is likely to have been a party, unless such settlement includes an unconditional release of the Member from all liability on claims that are the subject matter of such proceeding.  Notwithstanding the foregoing, if any person shall pay the Member any amount of indemnification pursuant to this Paragraph 4, such person shall succeed to the rights of the Issuer, to the exclusion of the Issuer, set forth in this Paragraph 4(c) (including, but not limited

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to, the right of the Issuer to retain counsel to represent the Member in any related proceeding and to effect any settlement of any related pending or threatened proceeding).

5.             Notices.

All notices, requests, consents, approvals and other communications required or permitted to be given or delivered hereunder shall be in writing (which shall include notice by telecopy or like transmission) and shall be deemed to have been given when delivered personally against receipt, upon receipt of a transmitted confirmation if sent by telecopy or like transmission, or on the next business day when sent by overnight courier or similar service, if addressed to the respective parties as follows:

If to the Issuer, to:

Gramercy Real Estate CDO 2007-1, Ltd.

c/o Maples Finance Limited

P.O. Box 1093GT

Boundary Hall

Cricket Square

George Town

Grand Cayman, Cayman Islands

Telephone:  +1 (345) 945-7099

Fax:  + 1 (345) 945-7100

Attention:  The Directors

with a copy to:

GKK Manager LLC

c/o SL Green Realty Corp.

420 Lexington Avenue, 19th Floor

New York, New York 10170

Telephone:  (212) 594-2700

Fax:  (212) 216-1785

Attention:  Andrew Levine

Attention:  Marc Holliday

If to the Member, to the address set forth on the Acknowledgement and Agreement,

or to such other address or telephone number as either party shall have specified by notice in writing to the other party; provided, however, that any such notice of change of address or facsimile number shall be effective only upon receipt.

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6.             Monthly Reports.

The Issuer shall provide or cause to be provided to the Member a copy of each Monthly Report (as defined in the Indenture), substantially and contemporaneously with its delivery to the Rating Agencies (as defined in the Indenture) under the Indenture.

7.             Term; Termination.

(a)           The Member’s term as an Independent Member of the Advisory Committee (the “Term”) shall commence on the date of its execution of the Acknowledgement and Agreement and shall continue until the earlier of: (i) the liquidation and winding-up of the Issuer; (ii) the payment in full of all Notes; (iii) the death of the Member; and (iv) the effective date of any resignation or removal of the Member as an Independent Member of the Advisory Committee as provided in this Paragraph 7.

(b)           The Member shall have the right to resign as a member of the Advisory Committee at any time upon 10 days’ prior written notice to the Issuer, except that any resignation pursuant to Paragraph 2 shall be effective immediately.  The Collateral Manager shall have the right to appoint an Independent Member to replace any Independent Member that resigns.

(c)           The holders of 66 2/3%, by outstanding principal amount, of each Class of Notes voting as a separate Class (excluding any Notes held by the Collateral Manager, any of its Affiliates or any funds (other than the Issuer) managed by the Collateral Manager or its Affiliates) shall have the right to remove the Member for “cause.”  For this purpose, “cause” shall mean:  (i) the Member’s breach of any material provisions hereof and its failure to cure such breach within ninety (90) days after the first to occur of (x) notice of such failure is given to the Member and (y) the Member has actual knowledge of such breach; (ii) an act by the Member that constitutes fraud or criminal activity in the performance of its obligations hereunder or the Member is indicted of a felony offense or other crime involving an investment or investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion, in a court of competent jurisdiction (including the entry of a guilty or nolo contendere plea) or (iii) the Member becomes affiliated with the Collateral Manager or any affiliate of the Collateral Manager.

(d)           The Member also shall be subject to immediate removal from the Committee for “cause” by the Collateral Manager.  For purposes of this Paragraph 9(d), “cause” shall mean:  (i) each of the events listed in clauses (i) through (iii) of the definition of “cause” in Paragraph 9(c) above; (ii) the Member’s failure to substantially perform its duties hereunder and/or under the Advisory Committee Guidelines; (iii) any of the Member’s representations and warranties set forth in Paragraph 2 hereof becomes untrue; or (iv) the Member fails to respond to a notice provided by the Collateral Manager with respect to a Restricted Transaction within five business days after such notice or if the Member is not available to consider a Restricted Transaction within five business days after such notice.

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If the Member’s Term is terminated pursuant to this Paragraph 7, such termination shall be without any further liability or obligation of either party to the other, except that any liability or obligation of either party under Paragraph 3 or 4 shall survive the termination of such Member.

8.             Confidentiality.  The Member may receive certain information from the Collateral Manager and/or the Issuer in connection with its service as a member of the Advisory Committee.  The Member agrees, as set forth in this Paragraph 10, to treat confidentially any Confidential Material (as defined below).

(a)           “Confidential Material” means any non-public, confidential or proprietary information that is or has been provided by the Collateral Manager or the Issuer to the Member or the Member’s employees, attorneys, accountants, advisors or other authorized representatives (collectively, “Representatives”) in connection with the Member’s service on the Advisory Committee, regardless of the form in which such information is communicated or maintained, and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by the Member or others, which are based on, contain or otherwise reflect such information.  However, “Confidential Material” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure in violation of this Paragraph 10 directly or indirectly by the Member or the Member’s Representatives), (ii) was available to the Member on a non-confidential basis from a source other than the Collateral Manager or the Issuer or its advisors, or (iii) was independently acquired or developed by the Member without violating any provision of this Paragraph 10.

(b)           The Member agrees that all Confidential Material shall be kept confidential by the Member and, except with the specific prior written consent of the Issuer and the Collateral Manager or as expressly otherwise permitted by the terms hereof, will not be disclosed by the Member to any person, other than any of the Member’s Representatives that need to know such information solely for the purpose of the Member’s service on the Advisory Committee (it being understood that, before disclosing the Confidential Material or any portion thereof to such Representatives, the Member shall inform such Representatives of the confidential nature of the Confidential Material and the restrictions related thereto).  The Member agrees to be responsible for any breach of this Paragraph 10 by the Member’s Representatives. The Member further agrees that the Member shall not use Confidential Material for any reason or purpose other than in connection with its service on the Advisory Committee.  In addition, without the prior written consent of the Issuer and the Collateral Manager, the Member agrees not to disclose to any person, other than the Member’s Representatives that need to know such information in connection with the Member’s service on the Advisory Committee, the fact that Confidential Material has been made available to the Member or that the Member is considering any investment presented to it by the Collateral Manager on behalf of the Issuer.

(c)           If the Member is requested or required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose Confidential Material, the Member shall provide the Issuer and the Collateral Manager with prompt notice of such event so that the Issuer and/or the Collateral Manager may seek a protective order or other appropriate remedy or waive compliance with the applicable provisions of this Paragraph 10 by the Member.  If the Issuer or the Collateral Manager determines to seek such protective order or other remedy, the Member shall cooperate with the Issuer or the

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Collateral Manager in seeking such protective order or other remedy. If neither the Issuer nor the Collateral Manager is able to seek such protective order or other remedy, the Member shall seek it as directed by the Issuer or the Collateral Manager.  If such protective order or other remedy is not obtained and disclosure of Confidential Material is required, or the Issuer grants a waiver hereunder, the Member (i) may furnish that portion (and only that portion) of the Confidential Material which the Member is legally required to disclose and (ii) will exercise reasonable best efforts to have confidential treatment afforded any Confidential Material so furnished.

(d)           Upon the termination hereof or upon the written request of the Issuer or the Collateral Manager at any time, the Member shall promptly deliver or cause to be delivered to the Issuer or the Collateral Manager or to a person designated by the Issuer or the Collateral Manager (or will destroy, with such destruction to be certified to the Issuer and the Collateral Manager) all documents or other matter furnished to the Member by or on behalf of the Issuer or the Collateral Manager constituting Confidential Material, together with all copies thereof in the possession of the Member.  In such event, all other documents or other matter constituting Confidential Material prepared by the Member will be destroyed, with any such destruction certified to the Issuer and the Collateral Manager.

9.             Limited Recourse.

Notwithstanding any other provision hereof, the Member acknowledges and agrees that he shall have recourse only to the Assets in respect of any claim, action, demand or right arising in respect of, or against, the Issuer and following realization of the Assets, any claims of the Member against the Issuer shall be extinguished and shall not thereafter revive.  Notwithstanding any other provision hereof or in the Indenture, no member of the Advisory Committee or any Affiliate thereof shall be personally liable to the Member for any amounts payable, or performance due, by the Issuer hereunder.   The Member agrees that the obligations of the Issuer to the Member are solely the corporate obligations of the Issuer and that the Member will not have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby or in connection herewith.  This provision shall survive termination of the Term.

10.           Non-Petition.

The Member agrees that, before the date that is one year and one day or if longer, the expiration of the then applicable preference period plus one day, after the payment in full of all Notes the Member shall not acquiesce, petition, join any other Person in any petition or otherwise invoke or cause any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law of any jurisdiction or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.  This provision shall survive termination of the Term.

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11.           Amendments.

The provisions of this Exhibit B-1 may be amended only by an instrument in writing signed by the Issuer and the Member and consented to by the Collateral Manager.

12.           Third Parties.

Nothing herein, expressed or implied, shall give to any person, other than the Issuer, the Member and the Collateral Manager, any benefit or any legal or equitable right, remedy or claim hereunder.

13.           Third Party Beneficiary.

Each of the Issuer and the Member agrees that the Collateral Manager is, and that it is intended that the Collateral Manager be afforded all the benefits of, an express third-party beneficiary in respect of the provisions hereof.

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EXHIBIT B-2

Additional Advisory Committee Guidelines

Affiliated Member

1.             Affiliated Member Duties.

As an Affiliated Member of the Advisory Committee, the Member shall:

(a)           serve on the Advisory Committee and attend meetings of the Advisory Committee at such times and places (and/or telephonically or by correspondence or otherwise) as shall be reasonably requested by the Issuer and the Collateral Manager;

(b)           promptly consider certain actions to be taken with respect to certain Restricted Transactions presented by the Collateral Manager (as further described in the Advisory Committee Guidelines);

(c)           in connection with considering Restricted Transactions, promptly review and consider investment memoranda, underwriting analyses and other information presented to the Member on behalf of the Issuer to the Advisory Committee in connection with the foregoing; and

(d)           take such other actions as may be reasonably necessary or advisable in connection with the foregoing;

provided, however, that (i) if the Member believes that the Member or an Affiliate thereof, or any of their respective officers, directors, employees, stockholders, partners, members or managers, has an interest in any Restricted Transaction, the Member shall promptly disclose such interest to the Issuer and the Collateral Manager and shall recuse himself from any consideration of such Restricted Transaction (in each case unless the Collateral Manager and each other member of the Advisory Committee (assuming that at least one such member of the Advisory Committee is an Independent Member and is not affiliated with the Restricted Transaction at issue) shall determine that such interest does not create a disabling conflict) and (ii) if the Member believes that, because of an actual or potential conflict of interest relating to a Restricted Transaction, it would be inappropriate or inadvisable for the Member to receive any confidential information related to such Restricted Transaction, the Member shall recuse himself from any consideration of such Restricted Transaction.

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2.             Representations and Warranties.

The Member, by its execution of an Advisory Committee Member Acknowledgement and Agreement (the “Acknowledgment and Agreement”), will be deemed to represent and warrant that the Member has the Requisite Experience (as set forth in the Advisory Committee Guidelines).

If the representations and warranties set forth in this Paragraph 2 shall at any time fail to be true and correct, the Member shall promptly notify the Issuer and the Collateral Manager of that fact and shall immediately resign from the Advisory Committee.

3.             Exculpation and Indemnification.

(a)           The Member shall not be liable to the Issuer, the Co-Issuer, any holder of the Notes, any holder of the Preferred Shares, any holder of ordinary shares of the Issuer or the Collateral Manager (i) for any losses incurred as a result of the actions taken or omitted to be taken by the Member pursuant to the provisions of this Exhibit B-2 or the Advisory Committee Guidelines, except that the Member may be so liable to the extent such losses are the result of acts or omissions constituting willful misconduct, fraud or gross negligence by the Member in the performance of its obligations hereunder or under the Advisory Committee Guidelines or (ii) for the acts or omissions of any other member of the Advisory Committee.

(b)           The Issuer shall indemnify the Member for, and hold the Member harmless against, any loss, liability or expense (including without limitation reasonable attorneys’ fees and expenses) incurred arising out of or in connection with the Member’s service as a member of the Advisory Committee, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (collectively, “Losses”); provided, however, that the Issuer shall not indemnify the Member for any Losses incurred as a result of acts or omissions constituting willful misconduct, fraud or gross negligence by the Member in the performance of its obligations hereunder or under the Advisory Committee Guidelines.

(c)           If any action shall be instituted involving the Member for which indemnification hereunder may be applicable, such Member shall promptly notify the Issuer and the Collateral Manager in writing and the Issuer shall have the right to retain counsel reasonably satisfactory to the Issuer and the Collateral Manager to represent the Member and any others the Issuer may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, the Member shall have the right to retain individual counsel, but the fees and expenses of such counsel shall be at the expense of the Member unless (i) the Issuer and the Member shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Member and the Issuer and representation of all such parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any

B-2-2

local counsel) for the Member and any other members of the Advisory Committee, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.  The Issuer shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees, subject to the limitations noted herein, to indemnify the Member from and against any loss or liability by reason of such settlement or judgment.  The Issuer shall not, without the prior written consent of the Member, effect any settlement of any pending or threatened proceeding in respect of which the Member is or is likely to have been a party, unless such settlement includes an unconditional release of the Member from all liability on claims that are the subject matter of such proceeding.  Notwithstanding the foregoing, if any person shall pay the Member any amount of indemnification pursuant to this Paragraph 3, such person shall succeed to the rights of the Issuer, to the exclusion of the Issuer, set forth in this Paragraph 3(c) (including, but not limited to, the right of the Issuer to retain counsel to represent the Member in any related proceeding and to effect any settlement of any related pending or threatened proceeding).

4.             Notices.

All notices, requests, consents, approvals and other communications required or permitted to be given or delivered hereunder shall be in writing (which shall include notice by telecopy or like transmission) and shall be deemed to have been given when delivered personally against receipt, upon receipt of a transmitted confirmation if sent by telecopy or like transmission, or on the next business day when sent by overnight courier or similar service, if addressed to the respective parties as follows:

If to the Issuer, to:

Gramercy Real Estate CDO 2007-1, Ltd.

c/o Maples Finance Limited

P.O. Box 1093 GT

Boundary Hall

Cricket Square

George Town

Grand Cayman, Cayman Islands

Telephone:  +1 (345) 945-7099

Fax:  + 1 (345) 945-7100

Attention:  The Directors

with a copy to:

GKK Manager LLC

c/o SL Green Realty Corp.

420 Lexington Avenue, 19th Floor

New York, New York 10170

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Telephone:  (212) 594-2700

Fax:  (212) 216-1785

Attention:  Andrew Levine

Attention:  Marc Holliday

If to the Member, to the address set forth on the Acknowledgement and Agreement,

or to such other address or telephone number as either party shall have specified by notice in writing to the other party; provided, however, that any such notice of change of address or facsimile number shall be effective only upon receipt.

5.             Monthly Reports.

The Issuer shall provide or cause to be provided to the Member a copy of each Monthly Report (as defined in the Indenture), substantially and contemporaneously with its delivery to the Rating Agencies (as defined in the Indenture) under the Indenture.

6.             Term; Termination.

(a)           The Member’s term as a Member of the Advisory Committee (the “Term”) shall commence on the date of its execution of the Acknowledgement and Agreement and shall continue until the earlier of: (i) the liquidation and winding-up of the Issuer; (ii) the payment in full of all Notes; (iii) the death of the Member; and (iv) the effective date of any resignation or removal of the Member as an Affiliated Member of the Advisory Committee as provided in this Paragraph 6.

(b)           The Member shall have the right to resign as a member of the Advisory Committee at any time upon 10 days’ prior written notice to the Issuer, except that any resignation pursuant to Paragraph 2 shall be effective immediately.  The Collateral Manager shall have the right to appoint a Member to replace any Member that resigns.

(c)           The holders of 66 2/3%, by outstanding principal amount, of each Class of Notes voting as a separate Class (excluding any Notes held by the Collateral Manager, any of its Affiliates or any funds (other than the Issuer) managed by the Collateral Manager or its Affiliates) shall have the right to remove the Member for “cause.”  For this purpose, “cause” shall mean:  (i) the Member’s breach of any material provisions hereof and its failure to cure such breach within ninety (90) days after the first to occur of (x) notice of such failure is given to the Member and (y) the Member has actual knowledge of such breach; or (ii) an act by the Member that constitutes fraud or criminal activity in the performance of its obligations hereunder or the Member is convicted of a felony offense or other crime involving an investment or investment-

B-2-4

related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion, in a court of competent jurisdiction (including the entry of a guilty or nolo contendere plea).  Any replacement Affiliated Member shall be appointed by the Collateral Manager.

(d)           The Collateral Manager will have the right to remove any Affiliated Member at any time in its sole discretion (with or without cause), and such removal will not be subject to the appointment of any successor Affiliated Member.

If the Member’s Term is terminated pursuant to this Paragraph 6, such termination shall be without any further liability or obligation of either party to the other, except that any liability or obligation of either party under Paragraph 3 shall survive the termination of such Member.

7.             Limited Recourse.

Notwithstanding any other provision hereof, the Member acknowledges and agrees that he shall have recourse only to the Assets in respect of any claim, action, demand or right arising in respect of, or against, the Issuer and following realization of the Assets, any claims of the Member against the Issuer shall be extinguished and shall not thereafter revive.  Notwithstanding any other provision hereof or in the Indenture, no member of the Advisory Committee or any Affiliate thereof shall be personally liable to the Member for any amounts payable, or performance due, by the Issuer hereunder.  This provision shall survive termination of the Term.

8.             Non-Petition.

The Member agrees that, before the date that is one year and one day, or if longer, the expiration of the then applicable preference period plus one day, after the payment in full of all Notes the Member shall not acquiesce, petition, join any other Person in any petition or otherwise invoke or cause any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law of any jurisdiction or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.  The Member agrees that the obligations of the Issuer to the Member are solely the corporate obligations of the Issuer and that the Member will not have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby or in connection herewith.  This provision shall survive termination of the Term.

9.             Amendments.

The provisions of this Exhibit B-2 may be amended only by an instrument in writing signed by the Issuer and the Member and consented to by the Collateral Manager.

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10.           Third Parties.

Nothing herein, expressed or implied, shall give to any person, other than the Issuer, the Member and the Collateral Manager, any benefit or any legal or equitable right, remedy or claim hereunder.

11.           Third Party Beneficiary.

Each of the Issuer and the Member agrees that the Collateral Manager is, and that it is intended that the Collateral Manager be afforded all the benefits of, an express third-party beneficiary in respect of the provisions hereof.

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